Exhibit j 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-1A of our report dated February 17, 2012, relating to the financial statements and financial highlights, which appear in the December 31, 2011 Annual Report to Shareholders of MainStay VP Funds Trust, consisting of the Balanced Portfolio, Bond Portfolio, Cash Management Portfolio, Common Stock Portfolio, Conservative Allocation Portfolio, Convertible Portfolio, Flexible Bond Opportunities Portfolio, Floating Rate Portfolio, Government Portfolio, Growth Allocation Portfolio, Growth Equity Portfolio, High Yield Corporate Bond Portfolio, ICAP Select Equity Portfolio, Income Builder Portfolio, International Equity Portfolio, Large Cap Growth Portfolio, Mid Cap Core Portfolio, Moderate Allocation Portfolio, Moderate Growth Allocation Portfolio, S&P 500 Index Portfolio and U.S. Small Cap Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

April 11, 2012